Exhibit (j)

INDEPENDENT AUDITORS' CONSENT



To the Board of Trustees of
Harris Insight Funds Trust:

We consent to the use of our report, incorporated by reference herein, dated February 14, 2003 on the financial statements of the Harris Insight Government Money Market Fund, Harris Insight Money Market Fund, Harris Insight Tax-Exempt Money Market Fund, Harris Insight Convertible Securities Fund, Harris Insight Intermediate Government Bond Fund, Harris Insight High Yield Bond Fund, Harris Insight Intermediate Tax-Exempt Bond Fund, Harris Insight Tax-Exempt Bond Fund, Harris Insight International Fund, Harris Insight Large-Cap Aggressive Growth Fund, Harris Insight Small-Cap Aggressive Growth Fund, Harris Insight Technology Fund, Harris Insight Emerging Markets Fund, Harris Insight Short/Intermediate Bond Fund, Harris Insight Bond Fund, Harris Insight Equity Fund, Harris Insight Equity Income Fund, Harris Insight Core Equity Fund, Harris Insight Small-Cap Opportunity Fund, Harris Insight Small-Cap Value Fund, Harris Insight Index Fund, and the Harris Insight Balanced Fund, (constituting the Harris Insight Funds Trust) collectively "the Funds," and to the references to our firm under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Accountants and Reports to Shareholders" in the Statement of Additional Information in the Registration Statement.

                                                     /s/ KPMG LLP


Philadelphia, Pennsylvania
April 30, 2003